UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2011

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2011, the Board of Directors (the "Board") of Identive Group, Inc. (the "Company") elected Bernard C. Bailey as a director of the Company, effective immediately. Mr. Bailey will serve as a Class III director, filling the vacancy created by Felix Marx who resigned in December 2010, with a term expiring at the Company's 2013 Annual Meeting of Stockholders. The Company's Board has not yet determined on which committees Mr. Bailey will serve.

In connection with his election, Mr. Bailey will receive an option to acquire 20,000 shares of the Company's common stock pursuant to the 2007 Stock Option Plan, as amended, and will be entitled to receive the same compensation paid to the Company's other non-employee directors.

A press release announcing Mr. Bailey's appointment is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
Exhibit        Description

99.1        Press release issued by Identive Group, Inc. on March 9, 2011 announcing the appointment of Bernard C. Bailey to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: March 09, 2011	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release issued by Identive Group, Inc. on March 9, 2011 announcing the appointment of Bernard C. Bailey to the Board of Directors